Exhibit 17(a)

PRELIMINARY – SUBJECT TO COMPLETION

IMPORTANT ANNUAL MEETING INFORMATION

[PLACEHOLDER FOR BARCODES]

[PLACEHOLDER FOR
ADDRESSEE INFORMATION]

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 15, 2016 and by 1:00 a.m., Central Time, on December 13, 2016 if you are participant in the 401(k) plan.

[PLACEHOLDER FOR QR CODE]	Vote by Internet

Go to www.investorvote.com/acas
Or scan the QR code with your smartphone
Follow the steps outlined on the secure website

Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the U.S.A., U.S. territories & Canada on a touch tone telephone
Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
ANNUAL MEETING PROXY CARD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A

Proposals – American Capital’s board of directors, including its independent directors, unanimously recommends that American Capital stockholders vote “FOR” Proposals 1, 2, 3 and 5 and “FOR” all of the director nominees listed in Proposal 4:

1.	Adoption of the merger agreement.								For ☐	Against ☐	Abstain ☐

2.

Approval, on an advisory, non-binding basis, of the payment of certain compensation that will or may become payable to American Capital’s named executive officers pursuant to their employment and other arrangements with American Capital and the merger agreement, in connection with the completion of the mergers and other transactions as contemplated therein.

									For ☐	Against ☐	Abstain ☐

3.

Approval of any adjournments of the American Capital annual meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement.

									For ☐	Against ☐	Abstain ☐

4.

Election of the each of the following ten directors to American Capital’s board of directors, each to serve until the earlier of the expiration of a one-year term and the completion of the Transactions:

	01 - Mary C. Baskin	For	Against	Abstain	02 – Neil M. Hahl	For	Against	Abstain
		☐	☐	☐		☐	☐	☐
	03 – Philip R. Harper	For	Against	Abstain	04 – Stan Lundine	For	Against	Abstain
		☐	☐	☐		☐	☐	☐
	05 – Kristen L. Manos	For	Against	Abstain	06 - Susan K. Nestegard	For	Against	Abstain
		☐	☐	☐		☐	☐	☐
	07 – Kenneth D. Peterson, Jr.	For	Against	Abstain	08 – Alvin N. Puryear	For	Against	Abstain
		☐	☐	☐		☐	☐	☐
	09 – Malon Wilkus	For	Against	Abstain	10 – David G. Richards	For	Against	Abstain
		☐	☐	☐		☐	☐	☐

5.	Ratification of the appointment of Ernst & Young LLP to serve as American Capital’s independent public accountant for the year ending December 31, 2016.								For ☐	Against ☐	Abstain ☐
The proxies are authorized to vote in their discretion on any matter that may properly come before said meeting or any adjournments or postponements thereof.

B	Non-Voting Items

Change of Address – Please print new address below.						Comments – Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name appears on your stock certificate. If your shares are registered in the mores of two or more persons, each person should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should show their full titles.

Date (mm/dd/yyyy) – Please print date below.					Signature 1 – Please keep signature within the box.				Signature 2 – Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy – AMERICAN CAPITAL, LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL, LTD. TO BE HELD ON DECEMBER 15, 2016.

The undersigned hereby appoints Samuel A. Flax and John R. Erickson, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814 on December 15, 2016, at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof.

This proxy is revocable and your shares will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted “FOR” the election of all director nominees and “FOR” the other proposals listed on the reverse side.

SEE REVERSE SIDE	SEE REVERSE SIDE